Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT REPORTS FISCAL 2016 SECOND QUARTER RESULTS

—Net Sales of $127 Million, GAAP EPS OF $0.36, Adjusted EPS of $0.95;

Company Reiterates Guidance for Fiscal 2016 Full Year—

Philadelphia, PA — February 3, 2016 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2016 second quarter and first six months ended December 31, 2015.  As previously announced, the company completed the acquisition of Kremers Urban Pharmaceuticals Inc. (KU) on November 25, 2015.  Accordingly, fiscal 2016 second quarter and year-to-date financial results include the operations of KU since the acquisition date.

For the fiscal 2016 second quarter, net sales increased to $127.1 million from $114.8 million in last year’s second quarter.  Gross profit was $71.6 million, or 56% of net sales, compared with $87.2 million, or 76% of net sales.  Research and development (R&D) expenses increased to $9.1 million from $7.8 million for the fiscal 2015 second quarter.  Selling, general and administrative (SG&A) expenses were $14.7 million compared with $10.8 million.  Acquisition-related expenses increased to $17.6 million from $2.0 million in the comparable prior-year period.  Operating income was $30.3 million compared with $66.5 million.  Net income attributable to Lannett was $13.5 million, or $0.36 per diluted share, compared with $44.8 million, or $1.21 per diluted share, for the fiscal 2015 second quarter.

On a Non-GAAP adjusted basis, gross profit was $81.0 million, or 64% of net sales, compared with $87.2 million, or 76% of net sales, for the fiscal 2015 second quarter.  Adjusted SG&A expenses were $11.6 million compared with $10.8 million.  Adjusted operating income was $60.4 million compared with $68.6 million for the prior-year second quarter.  Adjusted net income attributable to Lannett was $35.4 million, or $0.95 per diluted share, compared with $46.1 million, or $1.24 per diluted share, for the fiscal 2015 second quarter.

“We are making solid progress on integrating KU and implementing accelerated restructuring and cost savings measures,” said Arthur Bedrosian, chief executive officer of Lannett.  “As announced earlier this week, we have begun taking definitive and immediate actions to enhance efficiencies throughout the organization and reduce costs by approximately $40 million in the first 12 months following the close of the KU acquisition.  We estimate that our actions will result in annualized cost savings of approximately $50 million by the end of fiscal 2018 and $65 million by the end of fiscal 2020.

“We are excited about Lannett’s future by building upon the strong foundation already in place and further growing our business.  Our team is focused on rapidly integrating KU, leveraging our significantly larger size and reach and advancing our deep pipeline, which includes 37 drug applications pending at the FDA and more than 50 product candidates in various stages of development.”

For the first six months of fiscal 2016, net sales rose 12% to $233.5 million from $208.2 million in the comparable prior-year period.  Gross profit was $149.1 million, or 64% of net sales, compared with $158.8 million, or 76% of net sales.  R&D expenses increased to $15.6 million from $14.2 million for the fiscal 2015 first six months.  SG&A expenses were $30.2 million compared with $21.3 million in the same period of the prior year.  Acquisition-related expenses increased to $21.5 million from $2.1 million in the comparable prior-year period.  Operating income was $81.7 million compared with $121.2 million.  Net income attributable to Lannett Company was $46.7 million, or $1.25 per diluted share, compared with $79.7 million, or $2.15 per diluted share, for the first six months of fiscal 2015.

On a Non-GAAP adjusted basis, gross profit was $158.8 million, or 68% of net sales, compared with $158.8 million, or 76% of net sales, for the first six months of fiscal 2015.  Adjusted SG&A expenses were $25.4 million compared with $21.3 million.  Adjusted operating income was $117.7 million compared with $123.3 million for the prior-year period.  Adjusted net income attributable to Lannett was $72.5 million, or $1.94 per diluted share, compared with $81.1 million, or $2.19 per diluted share, for the fiscal 2015 first six months.

Guidance for Fiscal 2016

Based on its current outlook the company reiterated its financial guidance for the fiscal 2016 full year as follows:

•                  Net sales in the range of $585 million to $595 million;

•                  Adjusted gross margin as a percentage of net sales of approximately 62% to 63%;

•                  Adjusted R&D expense in the range of $49 million to $51 million;

•                  Adjusted SG&A expense ranging from $59 million to $61 million;

•                  Adjusted interest expense in the range of $50 million to $53 million;

•                  The adjusted effective tax rate for the full year in the range of 34% to 35%; and

•                  Capital expenditures in fiscal 2016 in the range of $35 million to $45 million.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for the fiscal 2016 second quarter ended December 31, 2015.  The conference call will be available to interested parties by dialing 888-771-4371 from the U.S. or Canada, or 847-585-4405 from international locations, passcode 41706958.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including Adjusted net income attributable to the Company, and its components, as well as Adjusted earnings per diluted share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Adjusted net income and Adjusted earnings per diluted share exclude, among others, the effects of (1) the amortization of purchased intangibles, (2) acquisition-related expenses and other purchase accounting entries, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

The company’s fiscal 2016 guidance has been provided only on a Non-GAAP basis.  This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures.  Because a reconciliation is not available without unreasonable effort, it is not included in this release.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, realizing the expected benefits of optimizing operations, enhancing efficiencies or significantly reducing costs and achieving the financial metrics stated in the company’s guidance for fiscal 2016, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	December 31, 2015	June 30, 2015

ASSETS
Current assets:
Cash and cash equivalents	$178,830	$200,340
Investment securities	13,986	13,467
Accounts receivable, net	241,230	91,103
Inventories	124,009	46,191
Prepaid income taxes	13,689	—
Deferred tax assets	23,032	16,270
Other current assets	18,487	3,175
Total current assets	613,263	370,546
Property, plant and equipment, net	198,397	94,556
Intangible assets, net	689,061	29,090
Goodwill	234,492	141
Deferred tax assets	8,946	12,495
Other assets	8,584	1,938
TOTAL ASSETS	$1,752,743	$508,766

LIABILITIES
Current liabilities:
Accounts payable	$33,506	$19,195
Accrued expenses	14,725	4,928
Accrued payroll and payroll-related expenses	24,011	10,397
Rebates payable	22,553	7,553
Royalties payable	6,482	—
Income taxes payable	—	1,340
Current portion of long-term debt	45,638	135
Total current liabilities	146,915	43,548
Long-term debt, less current portion, net	1,014,877	874
Acquisition-related contingent consideration	35,000	—
Other liabilities	6,290	578
TOTAL LIABILITIES	1,203,082	45,000
Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 36,991,896 and 36,783,381 shares issued; 36,457,466 and 36,264,585 shares outstanding at December 31, 2015 and June 30, 2015, respectively)	37	37
Additional paid-in capital	276,219	236,178
Retained earnings	280,274	233,573
Accumulated other comprehensive loss	(269)	(295)
Treasury stock (534,430 and 518,796 shares at December 31, 2015 and June 30, 2015, respectively)	(6,988)	(6,080)
Total Lannett Company, Inc. stockholders’ equity	549,273	463,413
Noncontrolling interest	388	353
Total stockholders’ equity	549,661	463,766
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,752,743	$508,766

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Six months ended
	December 31,		December 31,
	2015	2014	2015	2014

Net sales	$127,059	$114,822	$233,492	$208,209
Cost of sales	51,800	27,600	80,619	49,400
Amortization of intangibles	3,614	21	3,801	41
Gross profit	71,645	87,201	149,072	158,768
Operating expenses:
Research and development expenses	9,069	7,836	15,597	14,199
Selling, general, and administrative expenses	14,666	10,823	30,202	21,306
Acquisition-related expenses	17,585	1,999	21,527	2,069
Total operating expenses	41,320	20,658	67,326	37,574
Operating income	30,325	66,543	81,746	121,194
Other income (loss)
Investment income (loss)	975	786	(135)	903
Interest expense	(11,772)	(73)	(11,832)	(111)
Other	(30)	—	(30)	20
Total other income (loss)	(10,827)	713	(11,997)	812
Income before income tax	19,498	67,256	69,749	122,006
Income tax expense	5,958	22,435	23,013	42,235
Net income	13,540	44,821	46,736	79,771
Less: Net income attributable to noncontrolling interest	20	10	35	28
Net income attributable to Lannett Company, Inc.	$13,520	$44,811	$46,701	$79,743

Earnings per common share attributable to Lannett Company, Inc.
Basic	$0.37	$1.26	$1.28	$2.24
Diluted	$0.36	$1.21	$1.25	$2.15

Weighted average common shares outstanding:
Basic	36,388,542	35,669,904	36,349,597	35,633,917
Diluted	37,388,450	37,074,024	37,401,878	37,025,667

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended				Three months ended
	December 31,				December 31,
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	2015	2015		2015	2014	2014		2014

Net sales	127,059	—		127,059	114,822	—		114,822
Cost of sales	51,800	(5,760	)(a)	46,040	27,600	—		27,600
Amortization of intangibles	3,614	(3,614	)(b)	—	21	(21	)(b)	—
Gross profit	71,645	9,374		81,019	87,201	21		87,222
Operating expenses:
Research and development expenses	9,069	—		9,069	7,836	—		7,836
Selling, general, and administrative expenses	14,666	(3,102	)(c)	11,564	10,823	—		10,823
Acquisition-related expenses	17,585	(17,585	)(d)	—	1,999	(1,999	)(d)	—
Total operating expenses	41,320	(20,687)		20,633	20,658	(1,999)		18,659
Operating income	30,325	30,061		60,386	66,543	2,020		68,563
Other income (loss):	(10,827)	2,663	(e)	(8,164)	713	—		713
Income before income tax	19,498	32,724		52,222	67,256	2,020		69,276
Income tax expense	5,958	10,826	(f)	16,784	22,435	697	(f)	23,132
Net income	13,540	21,898		35,438	44,821	1,323		46,144
Less: Net income attributable to noncontrolling interest	20	—		20	10	—		10
Net income attributable to Lannett Company, Inc.	13,520	21,898		35,418	44,811	1,323		46,134

Earnings per common share attributable to Lannett Company, Inc.
Basic	$0.37			$0.97	$1.26			$1.29
Diluted	$0.36			$0.95	$1.21			$1.24

Weighted average common shares outstanding:
Basic	36,388,542			36,388,542	35,669,904			35,669,904
Diluted	37,388,450			37,388,450	37,074,024			37,074,024

(a)         To exclude amortization of a fair value step-up in inventory related to the acquisition of Kremers Urban Pharmaceuticals, Inc.

(b)         To exclude amortization of purchased intangible assets primarily related to the acquisition of Kremers Urban Pharmaceuticals, Inc. and Silarx Pharmaceuticals, Inc.

(c)          To exclude separation expenses associated with certain employees as well as integration-related expenses and amortization of purchased intangibles related to the acquisition of Kremers Urban Pharmaceuticals, Inc.

(d)         To exclude acquisition-related expenses primarily related to the acquisition of Kremers Urban Pharmaceuticals Inc.

(e)          To exclude non-cash interest expense associated with debt issuance costs

(f)           The tax effect of the pre-tax adjustments included above at applicable tax rates

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except share and per share data)

	Six months ended				Six months ended
	December 31,				December 31,
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	2015	2015		2015	2014	2014		2014

Net sales	233,492	—		233,492	208,209	—		208,209
Cost of sales	80,619	(5,900	)(a)	74,719	49,400	—		49,400
Amortization of intangibles	3,801	(3,801	)(b)	—	41	(41	)(b)	—
Gross profit	149,072	9,701		158,773	158,768	41		158,809
Operating expenses:
Research and development expenses	15,597	—		15,597	14,199	—		14,199
Selling, general, and administrative expenses	30,202	(4,754	)(c)	25,448	21,306	—		21,306
Acquisition-related expenses	21,527	(21,527	)(d)	—	2,069	(2,069	)(d)	—
Total operating expenses	67,326	(26,281)		41,045	37,574	(2,069)		35,505
Operating income	81,746	35,982		117,728	121,194	2,110		123,304
Other income (loss):	(11,997)	2,663	(e)	(9,334)	812	—		812
Income before income tax	69,749	38,645		108,394	122,006	2,110		124,116
Income tax expense	23,013	12,860	(f)	35,873	42,235	730	(f)	42,965
Net income	46,736	25,785		72,521	79,771	1,380		81,151
Less: Net income attributable to noncontrolling interest	35	—		35	28	—		28
Net income attributable to Lannett Company, Inc.	46,701	25,785		72,486	79,743	1,380		81,123

Earnings per common share attributable to Lannett Company, Inc.
Basic	$1.28			$1.99	$2.24			$2.28
Diluted	$1.25			$1.94	$2.15			$2.19

Weighted average common shares outstanding:
Basic	36,349,597			36,349,597	35,633,917			35,633,917
Diluted	37,401,878			37,401,878	37,025,667			37,025,667

(a)         To exclude amortization of a fair value step-up in inventory primarily related to the acquisition of Kremers Urban Pharmaceuticals, Inc.

(b)         To exclude amortization of purchased intangible assets primarily related to the acquisition of Kremers Urban Pharmaceuticals, Inc. and Silarx Pharmaceuticals, Inc.

(c)          To exclude separation expenses associated with certain employees as well as integration-related expenses and amortization of purchased intangibles related to the acquisition of Kremers Urban Pharmaceuticals, Inc.

(d)         To exclude acquisition-related expenses primarily related to the acquisition of Kremers Urban Pharmaceuticals Inc.

(e)          To exclude non-cash interest expense associated with debt issuance costs

(f)           The tax effect of the pre-tax adjustments included above at applicable tax rates